UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act Of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

THE SOUTHERN COMPANY

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Message To All Employees From David Ratcliffe

Our annual stockholder meeting is next week. If you own Southern Company stock and have not already voted, I encourage you to vote on the items listed in our proxy statement. There are some important resolutions that are close to passing, and the Southern Company Board of Directors would like your support.

You can vote by marking your proxy card and mailing it in the postage-paid envelope that was provided, or you can:

•	Vote by Internet: www.proxyvote.com
•	Vote by Phone: 1-800-690-6903

To vote by Internet or phone, you will need to have your control number ready. It is located on the proxy card or in the e-mail you received last month.

Links to the proxy statement and annual report are located on our Web site at http://investor.southerncompany.com/factsheet.cfm.

Thank you.

David Ratcliffe